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                                                 EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the inclusion in this Amendment No. 2 to the Eltrax Systems, Inc. Registration Statement (Registration No. 333-68699) on Form S-4 of our report dated February 27, 1998 on our audits on the consolidated financial statements and schedule of Sulcus Hospitality Technologies, Corp. as of December 31, 1997 and 1996 and for each year in the period ended December 31, 1997.

We also consent to the reference to our firm under the heading "Experts."


/s/ Crowe, Chizek and Company LLP
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Crowe, Chizek and Company LLP
Columbus, Ohio
February 16, 1999